UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code) (314) 342-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Stifel Financial Corp. (the "Company") recently participated in a survey conducted by the publication On Wall Street and, in doing so, provided previously undisclosed financial information about the Company, which will be included in the July 2012 issue. The Company is filing this report to provide certain financial information about its primary broker-dealer subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), to conform to the intention of the On Wall Street article and to accurately reflect the separate results of Stifel Nicolaus.

The financial information of Stifel Nicolaus provided below has not been made publically available and therefore, this report serves to make this financial information available to those who do not have access to the information included in the July 2012 issue of On Wall Street.

000s)	2011	2010	% Change

Total revenues	1,262,301	1,264,477	(0.172%)
Fee revenues	199,445	172,717	15.475%
Commission revenues	840,354	841,720	(0.162%)
Other revenues	222,502	250,040	(11.013%)
Total number of advisors	1,833	1,775	3.268%

The information furnished pursuant to Item 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: June 26, 2012	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
President and Chief Executive Officer